                                   EXHIBIT 7.2


                          REGISTRATION RIGHTS AGREEMENT


                                      AMONG


                           ALLIS-CHALMERS CORPORATION


                                       AND


                    THE INVESTORS NAMED ON EXHIBIT "A" HERETO

                       ----------------------------------




                  ---------------------------------------------
                               DATED APRIL 2, 2004
                  ---------------------------------------------


================================================================================

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       Registration Under Securities Act, etc..................................................................1

         1.1      Registration on Request........................................................................1

         1.2      Incidental Registration........................................................................3

         1.3      Registration Procedures........................................................................4

         1.4      Underwritten Offerings.........................................................................7

         1.5      Preparation; Reasonable Investigation..........................................................8

         1.6      Limitations Conditions and Qualifications to Obligations under Registration Covenants..........8

         1.7      Indemnification................................................................................9

2.       Definitions............................................................................................11

3.       Rule 144 and Rule 144A.................................................................................12

4.       Amendments and Waivers.................................................................................13

5.       Nominees for Beneficial Owners.........................................................................13

6.       Notices................................................................................................13

7.       Assignment.............................................................................................14

8.       Calculation of Percentage Interests in Registrable Securities..........................................14

9.       No Inconsistent Agreements.............................................................................14

10.      Remedies...............................................................................................14

11.      Certain Distributions..................................................................................14

12.      Severability...........................................................................................14

13.      Entire Agreement and Termination of Prior Registration Rights Agreements...............................15

14.      Headings...............................................................................................15

15.      Governing Law..........................................................................................15

16.      Counterparts...........................................................................................15

                                                        (i)

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated April 2, 2004, among ALLIS-CHALMERS CORPORATION, a corporation organized under the laws of Delaware (the "Company"), on the one hand, and the following parties that are signatory hereto (to the extent any of the following parties does not execute and deliver to the Company a counterpart to this Agreement, such party shall not be a party hereto and shall instead retain such party's rights under the Prior Registration Rights Agreements as defined in the Recitals below); Donald Engel ("D. Engel"), Engel Investors Defined Benefit Plan ("Engel DBP"), Christopher Engel ("C. Engel"), RER. Corp., a Michigan corporation ("RER"), Leonard Toboroff ("Toboroff," and, with D. Engel, Engel DBP, C. Engel and RER, the "Purchasers"), ENERGY SPECTRUM PARTNERS LP, a limited partnership organized under the laws of Delaware ("Energy Spectrum"), JENS MORTENSEN ("Mortensen"), WELLS FARGO ENERGY CAPITAL, INC. a corporation organized under the laws of Texas ("Wells Fargo Energy"), Wells Fargo Credit, Inc., a Minnesota corporation ("Wells Fargo Credit"), SAEED SHEIKH ("Sheikh"), MUNAWAR H. HIDAYATALLAH ("Hidayatallah"), COLEBROOKE INVESTMENTS, LIMITED, a Guernsey trust ("Colebrooke"), JEFFREY R. FREEDMAN ("Freedman"), HOWARD S. LORCH and JAMIE C. LORCH ("Lorch") and JOHN L. PALAZZOLA ("Palazolla" and collectively, with Sheikh, Hidayatallah, Colebrooke, Freedman, RER and Lorch, the "Oil Quip Investors"), and THE PENSION BENEFIT GUARANTY CORPORATION, a federally chartered corporation ("PBGC," and, collectively, with Purchasers, Energy Spectrum, Mortensen, Wells Fargo and the Oil Quip Investors, the "Investors").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, the OilQuip Investors, Energy Spectrum, Mortensen, Wells Fargo Energy and PBGC are parties to certain agreements with the Company, as set forth on Exhibit "B" hereto (the "Prior Registration Rights Agreements"), pursuant to which the Company has made certain agreements in respect of the registration of securities of the Company under applicable U.S. and state securities laws;

         WHEREAS, the OilQuip Investors, Energy Spectrum, Mortensen, Wells Fargo and PBGC have agreed it is in the best interest of the Company to terminate the Prior Registration Rights Agreements and simultaneously execute this Agreement;

         WHEREAS, pursuant to a Preferred Stock Purchase Agreement dated April 2, 2004 (the "Purchase Agreement"), between the Company and Purchasers, Purchasers have agreed to purchase from the Company, and the Company has agreed to issue to Purchaser, (1) an aggregate amount of 3,100,000 shares of the Company's Common Stock, par value $.15 per share (the "Common Stock"), and (2) warrants to purchase 4,000,000 shares of Common Stock in the aggregate;

         WHEREAS, in connection with the transaction contemplated by the Purchase Agreement, the Company is issuing a Warrant to Wells Fargo Credit and has agreed to grant Wells Fargo Credit the registration rights set forth herein; and

         WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company wishes to grant to the Investors certain registration rights with respect to the capital stock of the Company owned or to be owned by the Investors, in consideration of the termination of all rights relating to the registration of Securities granted pursuant to the Prior Registration Rights Agreements;

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements set forth herein, the mutual benefits to be gained by the performance thereof and good and valuable consideration, the receipt of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1. Registration Under Securities Act, etc.

         1.1 Registration on Request.

                  (a) REQUEST. At any time, or from time to time, upon the written request of one or more holders (the "Initiating Holders") of Registrable Securities representing not less than 10% of the Registrable Securities that the Company effect the registration under the Securities Act of all or part (in an amount representing not less than 10% of the Registrable Securities) of such Initiating Holders' Registrable Securities, the Company promptly will give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its reasonable best efforts to effect, at the earliest possible date, the registration under the Securities Act, including by means of a shelf registration on Form S-3 (or any successor form) pursuant to Rule 415 under the Securities Act if so requested in such request (but only if the Company is then eligible to use such a shelf registration and if Form S-3 (or such successor form) is then available to the Company), of

                  (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, and

                  (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders hereinafter are referred to as the "Selling Holders") by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent required to permit the disposition of the Registrable Securities to be registered.

                  (b) REGISTRATION OF OTHER SECURITIES. Whenever the Company shall effect a registration pursuant to this Section 1.1, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each Selling Holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering, or (ii) the Selling Holders of not less than 50% of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities, either at the time of registration or in connection with the grant by the Company of registration rights after the date hereof.

                  (c) REGISTRATION STATEMENT FORM. Registrations under this
Section 1.1 shall be on such appropriate registration form of the Securities and Exchange Commission (the "Commission") as shall be reasonably selected by the Company.

                  (d) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 1.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (unless the failure to so dispose of such Registrable Securities shall be caused solely by reason of a failure on the part of the Selling Holders); PROVIDED, that except with respect to any registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed the number of days set forth in Rule 3-12(g) of Regulation S-X that applies to the Company, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and has thereafter ceased to be effective for more than 30 days, or
(iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders.

                  (e) SELECTION OF UNDERWRITERS. The underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Selling Holders of more than 50% of each class of Registrable Securities to be included in such registration and shall be reasonably acceptable to the Company.

                  (f) PRIORITY IN REQUESTED REGISTRATION. If the managing underwriter of any underwritten offering initiated pursuant to this Section 1.1 shall advise the Company in writing (and the Company shall so advise each Selling Holder of Registrable Securities requesting registration of such advice) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Selling Holders of 50% of the Registrable Securities requested to be included in such registration, the Company, except as provided in the following sentence, will include in such registration, to the extent of the number and type which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, FIRST, all securities proposed by the Selling Holders to be sold for their own accounts, pro rata among such Selling Holders and such other Persons on the basis of the percentage of Registrable Securities held by each Selling Holder seeking registration, SECOND, if after all shares proposed by the Selling Holders are included pursuant to FIRST above, any securities initially requested to be registered by the Company for the accounts of other Persons pursuant to the exercise of registration rights if such securities must be included to prevent a breach of any applicable registration rights agreement between the Company and such other Person, but only in such amount and to the extent required by such agreement, and THIRD, such securities initially requested to be included in such registration pursuant by the Company for its own account. If the total number of Registrable Securities requested to be included in such registration cannot be included as provided in FIRST above, holders of Registrable Securities requesting registration thereof pursuant to
Section 1.1, representing not less than 10% of the Registrable Securities with respect to which registration has been requested and constituting not less than 50% of the Initiating Holders, shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of such notice by the Company.

                  (g) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.1, during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of and ending on a date one hundred eighty (180) days after the effective date of a registration subject to SECTION 1.2 hereof, if such action would violate any obligation of the Company relating to such registration rights; PROVIDED that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective (provided the Company has given notice to any Initiating Holders within 30 days of its receipt of a request for registration).

                  (h) LIMITATIONS ON REGISTRATION ON REQUEST. Notwithstanding anything in this Section 1.1 to the contrary, except as provided in the following sentence, in no event will the Company be required to (i) effect, in the aggregate, more than three (3) registrations pursuant to this Section 1.1 or
(ii) effect a registration pursuant to this Section 1.1 within the six (6)-month period occurring immediately subsequent to the effectiveness (within the meaning of Section 1.1(d)) of a registration statement filed pursuant to this Section
1.1. Each holder, as of the date hereof, of more than 10% of the Registrable Securities shall be entitled to demand at least one registration pursuant to this Section 1.1 and provided further that any registration in which the number of securities to be sold by any selling shareholder are limited pursuant to
Section 1.1(f) shall not count as a registration for purposes of this Section 1.1(h). For purposes of this Section, the Purchasers shall be treated as a single holder.

                  (i) REGISTRATION EXPENSES. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 1.1.

         1.2 INCIDENTAL REGISTRATION

                  (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time proposes to register any of its Common Stock under the Securities Act by registration on any form other than Forms S-4 or S-8 or in connection with the issuance of stock in consideration of the acquisition of assets or a business, whether or not for sale for its own account, it will each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 1.2. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 30 days after the receipt of any such notice (10 days if the Company states in such written notice or gives telephonic or telecopied notice to all registered holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof; PROVIDED, that prior to the effective date of the registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the price which any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, the Company shall so advise such Requesting Holder of such price, and such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement; PROVIDED, FURTHER, HOWEVER, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to cause such registration to be effected as a registration under Section 1.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 1.2 shall relieve the Company of its obligation to effect any registration upon request under Section 1.1.

                  (b) PRIORITY IN INCIDENTAL REGISTRATIONS. If the managing underwriter of any underwritten offering shall inform the Company by letter of its opinion that the number or type of Registrable Securities requested to be included in such registration would materially adversely affect such offering, and the Company has so advised the Requesting Holders in writing, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, FIRST, all securities proposed by the Company to be sold for its own account, SECOND, any securities initially proposed to be registered by the Company for the accounts of other Persons pursuant to the exercise of registration rights if such securities must be included to prevent a breach of any applicable registration rights agreement between the Company and such other Person, but only in such amount and to the extent required by such agreement, and THIRD, such Registrable Securities requested to be included in such registration pursuant to this Agreement and such other securities proposed to be registered by the Company for the accounts of each other Person (not included in those securities to be registered pursuant to clause SECOND) and which by the terms of any applicable registration rights agreement between the Company and such other Person must be included in the same proportion as the Registrable Securities of any Requesting Holder under this Agreement, pro rata among such Requesting Holders and such other Persons on the basis of the percentage of Registrable Securities held by each Requesting Holder.

                  (c) EXPENSES. The Company will pay all Registration Expenses in connection with any registration effected pursuant to this Section 1.2.

         1.3 REGISTRATION PROCEDURES. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 1.1 and 1.2, the Company will, as expeditiously as possible:

                  (a) prepare and (within 90 days after the end of the period within which requests for registration may be given to the Company or in any event as soon thereafter as practicable) file with the Commission the requisite registration statement to effect such registration and thereafter use its reasonable best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 1.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; PROVIDED, that except with respect to any such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed the number of days set forth in Rule 3-12(g) of Regulation S-X that applies to the Company;

                  (c) furnish to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                  (d) use its reasonable best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision
(d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (e) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (f) furnish at the effective date of such registration statement to each seller of Registrable Securities, and each such seller's underwriters, if any, a signed counterpart of:

                           (i) an opinion of counsel for the Company, dated the
                  effective date of such registration statement and, if applicable, the date of the closing under the underwriting agreement, and

                           (ii) a "comfort" letter signed by the independent
                  public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement,

covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' comfort letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as the underwriters may reasonably request;

                  (g) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of Registrable Securities a copy of any amendment or supplement to such registration statement or prospectus;

                  (i) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

                  (j) use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any national securities exchange on which Registrable Securities of the same class covered by such registration statement are then listed and, if no such Registrable Securities are so listed, on any national securities exchange on which the Common Stock is then listed.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (g) of this Section 1.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (g) of this
Section 1.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         1.4 UNDERWRITTEN OFFERINGS.

                  (a) REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 1.1, the Company will use all reasonable efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 1.7. The holders of the Registrable Securities proposed to be sold by such underwriters will reasonably cooperate with the Company in the negotiation of the underwriting agreement. Such holders of Registrable Securities to be sold by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by applicable law.

                  (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company proposes to register any of its securities under the Securities Act as contemplated by
Section 1.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Requesting Holder of Registrable Securities, use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters, subject to the provisions of Section 1.2. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or any other representations except as expressly set forth herein or required by applicable law.

         1.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         1.6 LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 1.1 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its affiliates and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to Section 1.1 written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, holders of Registrable Securities requesting registration thereof pursuant to Section 1.1, representing not less than 10% of the Registrable Securities with respect to which registration has been requested and constituting not less than 50% of the Initiating Holders, shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 1.1 hereof.

         1.7 INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 1.1 or 1.2, each seller of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, partners, agents and affiliates, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, agent, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller or underwriter and each such director, officer, partner, agent, affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and PROVIDED, FURTHER, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, agent, affiliate or controlling person and shall survive the transfer of such securities by such seller.

                  (b) INDEMNIFICATION BY THE SELLERS. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 1.7(a)) each other Seller, the Company, and each director of the Company, each officer of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; PROVIDED, HOWEVER, that the liability of such indemnifying party under this Section 1.7(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                  (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 1.7(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 1.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if
(a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any actual conflict exists between the Company and such indemnified party that would make such separate representation advisable; PROVIDED, HOWEVER, that the Company may limit the fees and expenses that it pays in any one legal action or group of related legal actions to those fees and expenses of one firm of attorneys (together with appropriate local counsel), which firm of attorneys (together with appropriate legal counsel) shall be designated in writing by a majority of the indemnified parties who are a party to, or are reasonably likely to become parties to, such legal action or group of related legal actions. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

                  (d) CONTRIBUTION. If the indemnification provided for in this
Section 1.7 shall for any reason be held by a court to be unavailable to an indemnified party under Section 1.7(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 1.7(a) or (b), the indemnified party and the indemnifying party under Section 1.7(a) or (b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement, PROVIDED, that for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this Section 1.7(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                  (e) OTHER INDEMNIFICATION. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 1.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                  (f) INDEMNIFICATION PAYMENTS. The indemnification and contribution required by this Section 1.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

2. DEFINITIONS. In addition to terms defined in the Purchase Agreement, as used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         "REGISTRABLE SECURITIES" means all shares of Common Stock of the Company owned by the parties hereto from time to time. All references to percentages of Registrable Securities shall be calculated pursuant to Section 8.

         "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration and filing fees, all fees of the New York Stock Exchange, Inc., other national securities exchanges or the National Association of Securities Dealers, Inc., all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities) and the fees and expenses of one counsel to the Selling Holders (selected by Selling Holders representing at least 50% of the Registrable Securities covered by such registration); PROVIDED, HOWEVER, that in the event the Company shall determine, in accordance with Section 1.2(a) or
Section 1.6, not to register any securities with respect to which it had given written notice of its intention to so register to holders of Registrable Securities, all of the costs of the type (and subject to any limitation to the extent) set forth in this definition and incurred by Requesting Holders in connection with such registration on or prior to the date the Company notifies the Requesting Holders of such determination shall be deemed Registration Expenses. Notwithstanding the foregoing, Registration Expenses shall not include underwriting discounts and commissions.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         3. AMENDMENTS AND WAIVERS. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of (i) the holder or holders of at least 50% of the Registrable Securities affected by such amendment, action or omission to act, and (ii) each holder, as of the date hereof, of more than 10% of the Registrable Securities. Any holder of Registrable Securities giving its written consent for purposes of this Section 3, and any successor or assign of any such holder, shall be bound by any consent authorized by such holder, whether or not such Registrable Securities shall have been marked to indicate such consent.

         4. RULE 144 AND RULE 144A. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. Notwithstanding any other provision hereof, no Holder shall be entitled to exercise any right provided for in Section 1.1 at any time at which such Holder has been eligible to sell all Registrable Securities held by such Holder (and all Registrable Securities held by any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144(k) of the Securities Act) without registration in compliance with Rule 144(k) of the Securities Act, or any successor rule, for a period of at least three (3) consecutive months.

         5. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         6. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first--class mail, return receipt requested, telecopier, courier service or personal delivery:

                  (a) if to Purchaser or the Investors, addressed to it in the manner set forth in the Purchase Agreement, or at such other address as it shall have furnished to the Company in writing in the manner set forth herein;

                  (b) if to any other holder of Registrable Securities, addressed to it in the manner set forth in the Prior Registration Rights Agreements to which such holder is a party, or at such other address as it shall have furnished to the Company in writing in the manner set forth therein; or

                  (c) if to the Company, addressed to it in the manner set forth in the Purchase Agreement, or prior Registration Agreement to which the party delivering notice is a party, or at such other address as it shall have furnished to the parties in writing.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier, if delivered by overnight courier service; two business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         7. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and permitted assigns and, with respect to the Purchaser and the Investors, any holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. Except by operation of law, this Agreement may not be assigned by the Company without the prior written consent of the holders of a majority in interest of the Registrable Securities outstanding at the time such consent is requested.

         8. CALCULATION OF PERCENTAGE INTERESTS IN REGISTRABLE SECURITIES. For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of shares of Registrable Securities outstanding at the time such calculation is made, assuming the conversion or exercise of all securities exercisable for or convertibles into shares of Common Stock.

         9. NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, the Company will not hereafter enter into any agreement with respect to its securities which grants, or modify any existing agreement with respect to its securities to grant, to the holder of its securities in connection with an incidental registration of such securities equal or higher priority to the rights granted to Investors hereunder.

         10. REMEDIES. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         11. CERTAIN DISTRIBUTIONS. The Company shall not at any time make a distribution on or with respect to the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and such Registrable Securities are not changed or exchanged) of securities of another issuer if holders of Registrable Securities are entitled to receive such securities in such distribution as holders of Registrable Securities and any of the securities so distributed are registered under the Securities Act, unless the securities to be distributed to the holders of Registrable Securities are also registered under the Securities Act.

         12. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of Purchaser shall be enforceable to the fullest extent permitted by law.

         13. ENTIRE AGREEMENT AND WAIVER OF RIGHTS UNDER PRIOR REGISTRATION RIGHTS AGREEMENTS. This Agreement, together with the Purchase Agreement (including the exhibits and schedules thereto), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Purchase Agreement (including the exhibits and schedules thereto) supersede and terminate the Prior Registration Rights Agreements and all other prior agreements and understandings between the parties with respect to such subject matter. Each party hereto waives all rights relating to the registration of securities of the Company pursuant to the Prior Registration Rights Agreements.

         14. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         15. GOVERNING LAW. This Agreement has been negotiated, executed and delivered in the State of Delaware and shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

         16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.


                                 Allis-Chalmers Corporation

                                 By:      /S/ MUNAWAR HIDAYATALLAH
                                          --------------------------------------
                                 Name:    MUNAWAR HIDAYATALLAH
                                          --------------------------------------
                                 Title:   CHIEF EXECUTIVE OFFICER
                                          --------------------------------------


                                 Donald Engel

                                 /S/ DONALD ENGEL
                                 -----------------------------------------------


                                 Engel Investors Defined Benefit Plan

                                 By:      /S/ DONALD ENGEL
                                          ----------------------
                                 Name:    DONALD ENGEL
                                          --------------------------------------
                                 Title:
                                          --------------------------------------


                                 Christopher Engel

                                 /S/ CHRISTOPHER ENGEL
                                 -----------------------------------------------

                                 RER Corp.


                                 By       /S/ ROBERT NEDERLANDER
                                          --------------------------------------
                                 Name:    ROBERT NEDERLANDER
                                          --------------------------------------
                                 Title:
                                          --------------------------------------


                                 Leonard Toboroff

                                 By:      /S/ LEONARD TOBOROFF
                                          --------------------------------------
                                 Name:
                                          --------------------------------------
                                 Title:
                                          --------------------------------------

                                 ENERGY SPECTRUM PARTNERS LP
                                 By: Energy Spectrum Capital LP, General Partner
                                 By: Energy Spectrum LLC, General Partner

                                 By:      /S/ THOMAS WHITENER
                                          --------------------------------------
                                 Name:    THOMAS WHITENER
                                          --------------------------------------
                                 Title:
                                          --------------------------------------


                                 Wells Fargo Energy Capital, Inc.

                                 By:      /S/ CLAYTON TAYLOR
                                          --------------------------------------
                                 Name:    CLAYTON TAYLOR
                                          --------------------------------------
                                 Title:   ASSISTANT VICE PRESIDENT
                                          --------------------------------------


                                 Saeed Sheikh

                                 /S/ SAEED SHEIKH
                                 -----------------------------------------------


                                 Munawar H. Hidayatallah

                                 /S/ MUNAWAR H. HIDAYATALLAH
                                 -----------------------------------------------


                                 COLEBROOKE INVESTMENTS LIMITED

                                 By:      Plaiderie Corporate Directors
                                          --------------------------------------
                                          One Limited
                                          --------------------------------------
                                 Its:     Director
                                          --------------------------------------

                                 By:
                                          --------------------------------------
                                 Name:
                                          --------------------------------------
                                 Title:
                                          --------------------------------------


                                 Jeffrey R. Freedman

                                 -----------------------------------------

                                 Howard S. Lorch and Jamie C. Lorch

                                 ------------------------------------------

                                 ------------------------------------------


                                 John L. Palazzola

                                 ------------------------------------------


                                 Pension Benefit Guaranty Corporation

                                 By
                                          --------------------------------------
                                 Name:
                                          --------------------------------------
                                 Title:
                                          --------------------------------------


                                 Jens Mortensen

                                 /S/ JENS MORTENSEN
                                 -----------------------------------------------

                                  WELLS FARGO CREDIT, INC.


                                  By
                                          --------------------------------------
                                  Name:
                                          --------------------------------------
                                  Title:
                                          --------------------------------------

                                   EXHIBIT "A"
                                   -----------


                                LIST OF INVESTORS
                                -----------------


o        Donald Engel
o        Engel Investors Defined Benefit Plan
o        Christopher Engel
o        RER Corp.
o        Leonard Toboroff
o        Energy Spectrum Partners L.P., a Delaware limited partnership
o        Jens Mortensen,
o        Wells Fargo Energy Capital, Inc., a Texas corporation
o        Wells Fargo Credit, Inc., a Minnesota corporation
o        Saeed Sheikh
o        Munawar H. Hidayatallah
o        Colebrooke Investments, Limited, a Guernsey trust
o        Jeffrey R. Freedman
o        Howard S. Lorch
o        Jamie C. Lorch
o        John L. Palazzola
o The Pension Benefit Guaranty Corporation, a federally chartered corporation

                                   EXHIBIT "B"
                                   -----------

                      PRIOR REGISTRATION RIGHTS AGREEMENTS
                      ------------------------------------


1. Agreement and Plan of Merger dated May 9, 2001, by and among the Oil Quip Investors, Allis-Chalmers Corporation and others.


2. Registration Rights Agreement dated as of February 1, 2002, by and between Allis-Chalmers Corporation and Energy Spectrum Partners, L.P.


3. Shareholder Agreement dated as of February 1, 2002 by and among Jens Oilfield Services, Inc., Jens H. Mortensen and Allis-Chalmers Corporation.


4. Registration Rights Agreement dated as of March 31, 1999, by and between Allis-Chalmers Corporation and the Pension Benefit Guaranty Corporation.


5. Registration Rights Agreement dated February 1, 2002 by and between Allis-Chalmers Corporation and Wells Fargo Energy Capital, Inc.